Exhibit 10.1

The Prudential Tower

Prudential Center

Boston, Massachusetts 02199

(the “Building”)

FOURTH AMENDMENT

Execution Date: March 28, 2014

Landlord:	BP Prucenter Acquisition LLC

Tenant:	The First Marblehead Corporation, a Delaware corporation

Existing Premises:

Original Premises:

The entirety of the thirty-fourth (34th) floor of the Building, containing 26,296 rentable square feet, in accordance with the floor plan annexed to the Lease (as defined below) as Exhibit D.

First Amendment Premises:

The entirety of the twenty-ninth (29th) floor of the Building, containing 25,676 rentable square feet, in accordance with the floor plan annexed to the First Amendment (as defined below) as Exhibit A.

Third Amendment Premises

An area on the lower level of the Building, containing 4,986 rentable square feet, in accordance with the floor plan annexed to the Third Amendment (as defined below) as Exhibit A.

Relinquished Premises:	The entire First Amendment Premises and Third Amendment Premises containing 25,676 rentable square feet and 4,986 rentable square feet, respectively.

	Remaining Premises:	The Original Premises containing 26,296 rentable square feet shown on Exhibit A, attached hereto and incorporated by reference herein.
Original Lease Data:

	Date of Lease:	September 5, 2003

	Termination Date:	March 31, 2014

	Previous Lease Amendments:	First Amendment dated October 4, 2004 (the “First Amendment”) Second Amendment dated September 14, 2004 (the “Second Amendment”) Third Amendment dated December 1, 2005 (the “Third Amendment”)

WHEREAS, Landlord and Tenant have agreed to reduce the size of the Existing Premises by subtracting therefrom the Relinquished Premises so that the remaining space demised to Tenant under the Lease shall be the Remaining Premises.

WHEREAS, Landlord and Tenant have agreed to extend the Term of the Lease for one (1) period of one (1) year upon all of the same terms and conditions set forth in the Lease as modified by this Fourth Amendment to Lease (the “Fourth Amendment”).

NOW THEREFORE, the above-described lease, as previously amended (the “Lease”), is hereby further amended as follows:

1. The Term of the Lease, which but for this Fourth Amendment is scheduled to expire on March 31, 2014, is hereby extended for one (1) period of one (1) year commencing on April 1, 2014 and expiring on March 31, 2015 (the “First Extended Term”), unless sooner terminated in accordance with the provisions of the Lease, upon all the same terms and conditions contained in the Lease as herein amended.

2. As of March 31, 2014 (the “Reduction Date”), the Relinquished Premises shall be deleted from the space demised from Landlord to Tenant under the Lease, so that the remaining space demised under the Lease shall consist of the Remaining Premises and the term “Premises” as used in the Lease shall thereafter be deemed to refer to the Remaining Premises only. On or prior to the Reduction Date, Tenant shall quit and vacate the Relinquished Premises in accordance with the terms of the Lease and surrender same in the condition required by the Lease.

3. (A) For the portion of the Lease Term prior to the Reduction Date, Tenant shall continue to pay Annual Fixed Rent as provided in the Lease.

(B) For the period from April 1, 2014 through the expiration of the First Extended Term, Annual Fixed Rent shall be payable by Tenant for the Remaining Premises at the annual rate of $999,248.00 (being the product of (i) $38.00 and (ii) the Rentable Floor Area of the Remaining Premises (being 26,296 square feet) payable in monthly installments of $83,270.67 each.

4. For the purposes of computing Tenant’s payments for the “Tax Excess” (as defined in Section 6.2 of the Lease), the “Operating Cost Excess” (as defined in Section 7.5 of the Lease) and Tenant’s payments for electricity (as determined pursuant to Section 5.2 of the Lease) and any other calculations that are based on the “Rentable Floor Area of the Premises”), for the portion of the Lease Term on and after the Reduction Date, the “Rentable Floor Area of the Premises” shall be reduced by the Rentable Floor Area of the Relinquished Premises (being 30,662 square feet) to become the Rentable Floor Area of the Remaining Premises (being 26,296 square feet). For the portion of the Lease Term prior to the Reduction Date, the “Rentable Floor Area of the Premises” shall continue to be as set forth in the Lease.

5. As of the Reduction Date, the number of parking privileges available to Tenant pursuant to Section 10.1 of the Lease, as amended, is hereby reduced to eighteen (18) spaces, sixteen (16) of which shall be in unreserved stalls and two (2) of which shall be in reserved parking stalls. Landlord shall continue to have the right to relocate the reserved stalls to another location in the Garage as set forth in Section 10.1 of the Lease.

6. A. Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Fourth Amendment, and in the event any claim is made against the Landlord relative to Tenant’s dealings with brokers, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection, subject to Landlord’s reasonable approval, and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

B. Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Fourth Amendment, and in the event any claim is made against the Tenant relative to Landlord’s dealings with brokers, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection, subject to Tenant’s reasonable approval, and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

7. In the event that any of the provisions of the Lease are inconsistent with this Fourth Amendment or the state of facts contemplated hereby, the provisions of this Fourth Amendment shall control.

8. (A) Sections 2.3, 3.2, 4.4, 16.29 and 16.31 (as amended by Section 9 of the First Amendment) are hereby deleted and Tenant shall have no further rights thereunder. In addition, Sections 2(C) – (F), 3, 4 and 12 of the First Amendment are hereby deleted and Tenant shall have no further rights thereunder.

(B) Effective as of the Reduction Date, Tenant shall no longer have the right to utilize the “Generators” or have access to the “Generator Room” or the “Fuel Storage Room” (as such terms are defined in Section 3 of the Third Amendment). Accordingly, Section 3 of the Third Amendment is deleted in its entirety and of no further force and effect as of the Reduction Date.

9. As of the date hereof, Landlord is holding a cash security deposit in the amount of $400,000.00 (the “Existing Security Deposit”) in accordance with the terms of Section 16.26 of the Lease, as amended. Landlord and Tenant agree that Landlord shall continue to hold the full amount of the Existing Security Deposit (Tenant not being entitled to any reduction of the Existing Security Deposit) throughout the term of the Lease, as the same is herein extended and as may be further extended.

10. As hereby amended, the Lease is ratified, confirmed and approved in all respects.

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EXECUTED as of the date first above-written.

LANDLORD:				TENANT:

BP PRUCENTER ACQUISITION LLC				THE FIRST MARBLEHEAD CORPORATION

By:	Boston Properties Limited Partnership,			By:	/s/ Kenneth Klipper
	a Delaware limited partnership,			Name:	Kenneth Klipper
	its manager			Title:	CFO

	By:	Boston Properties, Inc.,
a Delaware corporation
its general partner

		By:	/s/ David C. Provost
		Name:	David C. Provost
		Title:	SVP

Date Signed:	April 1, 2014	Date Signed:	March 28, 2014

EXHIBIT A

REMAINING PREMISES